Exhibit 23.1

Dohan and Company

7700 North Kendall Drive, 200

Certified Public Accountants

Miami, Florida     33156-7564

A Professional Association

Telephone      (305) 274-1366

                                                            Facsimile      (305) 274-1368

                                                            E-mail         info@uscpa.com

                                                            Internet        www.uscpa.com

                    CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Registration Statement on Form SB-2,  for Furio Resources, Inc. of our report dated July 1, 2004, relating to financial statements for the period from inception(February 19, 2004)to May 31, 2004 to the reference to us as experts in the Registration Statement.

                               /s/ Dohan and Company, P.A., CPA's

July 7, 2004

Member:

Florida Institute of Certified Public Accountants

American Institute of Certified Public Accountants - Private Companies

and SEC Practice Sections